Exhibit 99.2

EXTENDED STAY AMERICA ANNOUNCES DIVIDEND FOR THIRD QUARTER 2014

CHARLOTTE, N.C. – November 7, 2014 (BUSINESS WIRE) — Extended Stay America, Inc.’s (NYSE:STAY) (the “Company’s”) subsidiary, ESH Hospitality, Inc., today announced that its Board of Directors has declared a cash dividend of $0.15 per share for the third quarter of 2014, payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders. The dividend will be payable on December 5, 2014, to shareholders of record as of November 20, 2014.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, payment of dividend, future financial performance and flexibility, debt pay down and dividend growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on March 20, 2014 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising approximately 76,000 rooms and employs approximately 10,000 employees in its hotel properties and headquarters. The Company’s core brand Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

Kay Sharpton

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com

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